Exhibit 5.5

November 17, 2025

MercadoLibre, Inc.
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay, 11300

Ladies and Gentlemen:

We have acted as special Chilean counsel to MercadoLibre Chile Ltda. a limited liability partnership (sociedad de responsabilidad limitada) organized and existing under the laws of the Republic of Chile (the “Guarantor”), a subsidiary of MercadoLibre, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (including the documents incorporated by reference therein, but excluding Exhibit 25.1, the “Registration Statement”) filed by the Company and the additional registrants identified therein, including the Guarantor (the “Additional Registrants”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of debt securities (the “Notes”) of the Company guaranteed by the Additional Registrants (the “Guarantees”), shares of the Company’s preferred stock, shares of the Company’s common stock, par value $0.001 per share, and warrants to purchase debt or equity securities of the Company or other types of securities, property or assets or other warrants. The Notes and the Guarantees are referred to herein collectively as the “Debt Securities.”

The Debt Securities may be issued pursuant to either (a) an indenture dated as of January 14, 2021 (the “January 2021 Indenture”), with The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”) or (b) or another indenture that may be entered into between the Company and a trustee (the January 2021 Indenture, and such other indenture or indentures, as amended or supplemented, each, an “Indenture”).

In connection with the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

(a)	the Registration Statement;
(b)
an executed copy of the January 2021 Indenture, incorporated by reference from the Company’s Current Report on Form 8-K as filed with the Commission on January 14, 2021, including the form of Debt Security;

(c)	the constituting organizational deeds (estatutos) of the Guarantor; and
(d)	the corporate resolution of the partners of the Guarantor listed on Schedule 1 hereto.

In addition, we have reviewed and, as to questions of fact, relied to the extent we have deemed appropriate, upon such other documents, instruments and other certificates of public officials, officers and representatives of the Guarantor, except to the extent that such representations cover matters of law as to which we expressly opine herein, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed without verification: (i) the authenticity of all documents and records submitted to us as originals and the conformity to the originals of all documents and records submitted to us as copies, (ii) the authenticity and genuineness of all signatures on the documents reviewed by us in connection therewith, (iii) the legal capacity of all natural persons, (iv) the due organization and existence of each of the parties to the Registration Statement and the Indenture (except for the Guarantor), and (v) that the terms of all Debt Securities will conform to the forms thereof contained in the Indenture and the Guarantees will be substantially as described in the Registration Statement.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.
The Guarantor has been duly organized and is validly existing as a sociedad de responsabilidad limitada under the laws of the Republic of Chile, has full right, power and authority to execute and deliver the Guarantees and has taken the required steps to authorize entering into the Guarantees under the laws of the Republic of Chile.

2.
The Guarantees to be issued under the applicable supplemental Indenture, when issued and granted by the Guarantor in the manner contemplated in the Registration Statement, will be valid and legally binding obligations of the Guarantor, enforceable against it in accordance with their terms.

We have assumed that the Guarantor has satisfied or, prior to the issuance of the Debt Securities, will satisfy the legal requirements that are applicable to it under applicable law other than the laws of the Republic of Chile to the extent necessary to make the Indenture, the Debt Securities and the Guarantees, as the case may be, enforceable against it. We have also assumed that each of the Company and the Trustee has satisfied or, prior to the issuance of the Debt Securities, will satisfy the legal requirements that are applicable to it under applicable law other than the laws of the Republic of Chile to the extent necessary to make the Indenture enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of the Guarantees and the terms of any agreement governing those Guarantees will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Guarantor or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor, (ii) any agreement governing the Debt Securities will be governed by the laws of the State of New York, (iii) the Debt Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Debt Securities and any agreement governing those Debt Securities and in the manner contemplated by the Registration Statement and the related prospectus describing the Debt Securities and the offering thereof, and (iv) the Debt Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto.

The foregoing opinions are subject to the following qualifications:

(a)
The opinions expressed in this letter are limited to questions arising under the laws of the Republic of Chile as currently in effect, and we do not purport to express an opinion on any question arising under the laws of any other jurisdiction.

(b)
The opinions expressed in this opinion letter are subject to the effect of (i) applicable bankruptcy, liquidation, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	The Guarantees granted by the Guarantor may be considered as gratuitous acts for purposes of Chilean law.

(d)
We express no opinion on any section of the Guarantees requiring a party to indemnify other parties against any loss incurred by them as a result of any judgment or order being given or made in a currency other than the currency in which payment is due under the Guarantees.

(e)
This opinion is effective only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this letter. Accordingly, any person relying on this letter at any time after the date hereof should seek advice of its counsel as to the proper application of this letter at such time.

This opinion letter is given solely for your benefit in connection with the above-described transaction. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose or relied by any other person without our prior written consent; provided that we hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplements related thereto, as Chilean counsel for the Guarantor that has passed on the validity of its Guarantees under Chilean law, and to the use of this opinion as a part (Exhibit 5.5) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion in rendering their opinion to the Company and the Additional Registrants.

Very truly yours,

/s/ Luisa Núñez P.

Claro & Cia.
Luisa Núñez P.

Schedule 1

-	Acuerdo de Socios y Poder Especial executed by public deed dated November 10, 2025, in the Notarial Office of Santiago of Mr. Eduardo Javier Diez Morello under Repertory Number 19,434-2025.

Schedule 1 - Page 1